As filed with the Securities and Exchange Commission on August 27, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         GEOTEC THERMAL GENERATORS, INC.
               (Exact name of issuer as specified in its charter)

          Florida                                               59-3357040
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

          1615 S. Federal Highway, Suite 101, Boca Raton, Florida 30062
               (Address of principal executive offices) (Zip Code)


                     Legal Services and Consulting Agreement
               by and between Registrant and Elena V. Sordia, Esq.
                            (Full title of the plan)



                                  Richard Lueck
                       1615 S. Federal Highway, Suite 101
                            Boca Raton, Florida 30062
                                 (561) 447-7370
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                                                   CALCULATION OF REGISTRATION FEE

                                                              Proposed                  Proposed
                                                              maximum                   maximum
                                                              offering                  aggregate                  Amount of
Title of securities                 Amount to be              price per                 offering                   registration
to be registered                    registered                share                     price                         fee
====================================================================================================================================

Compensatory Stock Issued to Selling Securityholders
Common Stock, $0.001                150,000                     $.60*                     $90,000                  $22.50
par value per share

Common Stock, $0.001                 50,000                    $1.50                      $75,000                  $18.75
par value per share (1)

Common Stock, $0.001                 50,000                    $2.00                     $100,000                  $25.00
par value per share (1)

Common Stock, $0.001                100,000                    $3.00                     $300,000                  $75.00
par value per share (1)

Common Stock, $0.001                150,000                    $4.00                     $600,000                 $150.00
par value per share (1)                                                                                           -------
                                                                                        TOTAL                     $291.25
-----------------

* Calculated in accordance with Rule 457 based upon not less than the average of the closing bid and asked prices on August 20, 2001.

(1) Shares issuable upon exercise of options. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Based upon exercise price of the shares of common stock underlying convertible securities which is higher than the average of the closing bid and asked prices for the common stock on August 20, 2001.

                                   PROSPECTUS


                         GEOTEC THERMAL GENERATORS, INC.

                         500,000 Shares of Common Stock


         This prospectus forms a part of a registration statement which registers an aggregate of 500,000 shares of common stock, that are collectively referred to as the "Shares", of Geotec Thermal Generators, Inc. ("Geotec", "Company", "we", "us" or "our"). Elena V. Sordia has been issued 150,000 Shares and stock options to purchase the remaining 350,000 Shares at an exercise price ranging from $.50 to $4.00, pursuant to a Legal Services and Consulting Agreement dated August 2, 2001. Mrs. Sordia is sometimes referred to as the "selling securityholder." The selling securityholder may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by the selling securityholder.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.



         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.


                 The date of this prospectus is August 27, 2001

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

        o Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on April 16, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 21, 2001; and

        o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on August 20, 2001.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Geotec Thermal Generators, Inc., 1615 S. Federal Highway, Suite 101, Boca Raton, FL 33432.


                                   THE COMPANY

         This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

Additional factors that may affect operating results

         In evaluating us, the following risk factors should be considered:

We have only recently commenced revenue-producing operations and the limited information available about us makes an evaluation of us difficult.

         We have conducted limited operations and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development. There can be no assurance that the company will successfully address such risks, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We have experienced historical losses, have an accumulated deficit and may not become profitable.

         For the fiscal year ended December 31, 2000, and the three months ended June 30, 2001, we experienced net losses of $3,588,063 and $421,120, respectively. In addition, at June 30, 2001, we had an accumulated deficit of $5,148,220. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future.

We will require additional financing.

         Our operations are capital intensive and our growth will consume a substantial portion of our available working capital. We will require additional capital in order to fund our operations. Our working capital requirements will depend on a variety of factors, including the timing and rate at which we are able to generate revenues from operations. There can be no assurance that we will not require additional capital sooner as marketing and development activities increase. We do not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available, or if available, will be available upon favorable terms. Insufficient funds may prevent us from implementing our business strategy. In the event we raise additional funds through the issuance of equity securities, dilution to the then existing stockholders will result and future investors may be granted rights superior to those of existing stockholders.

We engage in emerging technologies; as a result the market price for the Common Stock may be subject to extreme volatility.

         The market for securities of companies reliant upon emerging technologies has historically been more volatile than the market for stocks in general. As a result, the price of the common stock may be subject to wide fluctuations in response to factors some of which are beyond our control, including, without limitation, the following:

        o  quarter-to-quarter variations in our operating results;
        o  our announcement of material events;
        o  price fluctuations in sympathy to others engaged in our industry; and
        o  the effects of media coverage of our business.

         We have a history of losses during our short period of existence. We may never achieve profitability and in that event, we will need to terminate our operations and you may lose your entire investment.

         We were organized in February 1998. At June 30, 2001, we had no cash and an accumulated deficit of $5,148,220. Although we have begun to receive limited revenues, we will continue to incur significant start-up costs as we build up our business. As a result, we expect to continue to incur losses until we are able to significantly increase our client base and revenues. Our potential for future profitability will depend on our ability to increase our client base and our revenues while controlling costs. If we do not begin receiving revenue when expected or we are not able to control our start-up costs, your entire investment in us may be lost.

         Because of these conditions, our independent public accountants have included an explanatory paragraph in their report for the year ended December 31, 2000 expressing doubt about our ability to continue as a going concern.

Because we are still an early stage business, you have a very limited base to evaluate us and determine our prospects for achieving our intended business objectives.

         We are prone to all of the risks involved in setting up any new business venture. You could consider the chances of our future success to be highly speculative in view of our limited operating history, as well as the limited resources, problems, expenses, risks, and complications frequently confronted by similar companies in the early stages of development. To address these risks, we must, among other things:

        o Introduce and successfully execute our business and marketing strategy;

        o Continually update and improve our service offerings and sales efforts;

We may have difficulty expanding our network infrastructure and managing potential growth

         Further expansion of our operations will be required to address potential growth of our customer base and market opportunities. Expansion will place a significant strain on our management, operational and financial resources. Currently, we have only a limited number of employees and we will need to improve existing and implement new transaction processing, operational and financial systems, procedures and controls, and to expand, train and manage our employee base in order to consider expanding. We will also be required to expand our finance, administrative and operations staff. Our failure to expand our infrastructure and manage growth effectively could have a damaging effect on our business, results of operations and financial condition.

Securities and Exchange Commission rules on "penny stocks" could greatly affect the market for our common stock by reducing liquidity and the ability to sell our stock

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock" and be subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors, unless the common stock is listed on The Nasdaq SmallCap Market. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosure to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of shares of our common stock to resell them.

The Common Stock is thinly traded and an active and visible trading market for the Common Stock may not develop.

         The Common Stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "GETC". The quotation of the Common Stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for the common stock will develop in the future. In the absence of an active trading market:

        o investors may have difficulty buying and selling or obtaining quotations for the common stock;
        o  market visibility for the common stock may be limited; and
        o a lack of visibility for the common stock may have a depressive effect on the market price for the common stock.

It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Units, including the Risk Factors discussed above.

                         AGREEMENT WITH ELENA V. SORDIA

General

         On August 2, 2001, we entered into a Legal Services and Consulting Agreement (the "Agreement") with Elena V. Sordia, an attorney specializing in international law. Pursuant to the Agreement, Mrs. Sordia is to provide the Company with legal research, legal advise, litigation and arbitration services in the courts of the Russian Federation and the courts of the Commonwealth of Independent States, provide consulting on the ongoing complex contractual relationships with numerous Russian business counterparts, assist in preparation and execution of licenses and permits required for further expansion of export of respective Russian designed technology for the Company's business in various regions of the world and to seek to develop new business opportunities and niche markets for the Company's services in collaboration with leading Russian oil and gas companies. The term of the Agreement is one year. In consideration of the services to be provided by Mrs. Sordia under the Agreement, the Company has issued to Mrs. Sordia, pursuant to the terms of the Agreement, 150,000 shares of the Company's common stock, and stock options to purchase 350,000 shares of the Company's common stock, at exercise prices ranging from $.50 to $4.00 per share. The Agreement contains a standard confidentiality provision.


Federal Income Tax Effects

         The following discussion applies to the issuance of the Shares and is based on federal income tax laws and regulations in effect on December 31, 2000. It does not purport to be a complete description of the federal income tax consequences of the issuance, nor does it describe the consequences of state, local or foreign tax laws which may be applicable.

         In connection with the issuance of Shares as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Shares to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Shares received once the conditions to receipt of the Shares are satisfied.

Restrictions Under Securities Laws

         The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.


                         SALES BY SELLING SECURITYHOLDER

         The following table sets forth

        o  the name of the selling securityholder,

        o  the amount of shares of common stock held directly or indirectly,

        o the maximum amount of shares of common stock to be offered by the selling securityholder,

        o the amount of common stock to be owned by the selling securityholder following sale of the shares of common stock, and

        o the percentage of shares of common stock to be owned by the selling Securityholder following completion of such offering.

                                                                                                   Percentage
                                                                            Shares to be           to be Owned
Name of Selling                     Number of             Shares to          Owned After             After
Securityholders                   Shares Owned           be Offered           Offering              Offering
---------------                   ------------           ----------         ------------           -----------
Elena V. Sordia                     500,000(1)             500,000                   0                  0%

(1) Includes 350,000 Shares that can be acquired by the selling securityholder through the execution of the following stock options:
         (i) an option to acquire 50,000 Shares at $1.50 per share; (ii) an option to acquire 50,000 Shares at $2.00 per share; (iii) an option to acquire 100,000 Shares at $3.00 per share; and (iv) and option to acquire 150,000 Shares at $4.00 per share.

                              PLAN OF DISTRIBUTION

         The Shares covered by this prospectus may be distributed from time to time by the selling securityholder in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholder in connection with sales of securities.

         The selling securityholder may sell the securities in one or more of the following methods, which may include crosses or block transactions:

         o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time- to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, subject to rules relating to sales by affiliates;

        o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling securityholder may arrange for other brokers or dealers to participate. The selling securityholder and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of the selling securityholder, to the extent required, a prospectus is to delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling securityholder that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have provided the selling securityholder with a copy of these rules. We have also told the selling securityholder of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

         Sales of securities by us and the selling securityholder or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share. As of April 15, 2001, there were issued and outstanding, 21,960,105 shares of common stock and no shares of preferred stock.

         Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.


                                     EXPERTS

         Our financial statements appearing in our Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2000 and December 31, 1999, have been audited by Feldman Sherb & Co., P.C. Independent Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Feldman Sherb & Co., P.C., pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.


                                 INDEMNIFICATION

         We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. Our Articles of Incorporation provide that we shall indemnify and may insure our officers and directors to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) deriving an improper personal benefit from a transaction; (iii) voting for or assenting to an unlawful distribution; and (iv) wilful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in our favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange

Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.           Incorporation of Documents by Reference

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

        o Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on April 16, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 21, 2001; and

         o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on August 20, 2001.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Geotec Thermal Generators, Inc., 1615 S. Federal Highway, Suite 101, Boca Raton, FL 33432.

ITEM 4.           Description of Securities


         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.           Interests of Named Experts and Counsel

         Elena V. Sordia, a consultant that has provided legal services to the Company, has been issued 150,000 shares of Company common stock, and has been granted stock options to purchase 350,000 shares of the Company's common stock at an exercise price ranging from $.50 to $4.00 per share.

ITEM 6.           Indemnification of Directors and Officers

         We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify our directors and officers to the extent provided for in such statute. Our Articles of Incorporation provide that we shall indemnify and may insure our officers and directors to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) deriving an improper personal benefit from a transaction; (iii) voting for or assenting to an unlawful distribution; and (iv) wilful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in our favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.           Exemption From Registration Claimed

         Inasmuch as the recipient of the Shares was knowledgeable and sophisticated, had access to relevant information pertaining to the Company and had the ability to fend for herself, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.

ITEM 8.           Exhibits

         Exhibit No.         Description

         5                   Opinion and Consent of Atlas Pearlman, P.A.
                             (Includes Exh. 23.2) *

         10.1                Agreement with Elena V. Sordia *

         23.1                Consent of Feldman Sherb & Co., P.C. *

         23.2                Consent of Atlas Pearlman, P.A.*
--------------------
*        Filed herewith.

ITEM 9.           Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on the 27th day of August, 2001.

                                                 GEOTEC THERMAL GENERATORS, INC.


                                                 By:/s/ Richard Lueck
                                                    ------------------------
                                                    Richard Lueck
                                                    Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                          Date



/s/ Richard Lueck                 Chief Executive Officer,
------------------                Treasurer, Secretary, and
Richard Lueck                     Director                       August 27, 2001


/s/ Daniel Pepe                   President and Chairman
------------------                of the Board
Daniel Pepe                                                      August 27, 2001


/s/Martin Scott                   Chief Financial Officer
------------------
Martin Scott                                                     August 27, 2001